Exhibit 10.7

Form: 07L
Release: 4·4

LEASE

New South Wales
Real Property Act 1900

Leave this space clear. Affix additional pages to the top left-hand corner.

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

STAMP DUTY — Office of State Revenue use only

(A) TORRENS TITLE — Property leased
1/SP73334

(B) LODGED BY

Document Collection Box	Name, Address or DX, Telephone, and Customer Account Number if any	CODE
	Reference: CWB:SZS:4231956(#29934486)	L

(C) LESSOR
CARVET PTY LTD ACN 081 341 451

The lessor leases to the lessee the property referred to above.

(D) Encumbrances (if applicable):

(E) LESSEE
SOLAR JUICE PTY LTD ACN 139 534 026

(F) TENANCY:

(G) 1. TERM Three (3) years
2. COMMENCING DATE 1 August 2018
3. TERMINATING DATE 31 July 2021
4. With an OPTION TO RENEW for a period of Two (2) years
set out in clause 7 of Annexure "A" hereto
5. With an OPTION TO PURCHASE set out in clause N.A. of N.A.
6. Together with and reserving the RIGHTS set out inclause N.A. of N.A.
7. Incorporates the provisions or additional material set out in ANNEXURE(S) "A" hereto.
8. Incorporates the provisions set out in N.A.
No. N.A.
9. The RENT is set out in item No. 8 of the Reference Schedule in Annexure "A"

ALL HANDWRITING MUST BE IN BLOCK CAPITALS. 1309

Page 1 of 32

DATE

(H) Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company:

Authority: FOR EXECUTION SEE PAGE 30 OF ANNEXURE "A"

Signature of authorised person: Signature of authorised person:

Name of authorised person: Name of authorised person:

Office held: Office held:

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company:

Authority: FOR EXECUTION SEE PAGE 30 OF ANNEXURE "A"

Signature of authorised person: Signature of authorised person:

Name of authorised person: Name of authorised person:

Office held: Office held:

(I) **STATUTORY DECLARATION***

I

solemnly and sincerely declare that—

1. The time for the exercise of option to in expired lease No. has ended; and
2. The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900.

Made and subscribed at in the State of New South Wales on

in the presence of of ,

☐ Justice of the Peace (J.P. Number:) ☐ Practising Solicitor

☐ Other qualified witness *[specify]* ,

\# who certifies the following matters concerning the making of this statutory declaration by the person who made it:

1. I saw the face of the person *OR* I did not see the face of the person because the person was wearing a face covering, but I am satisfied that the person had a special justification for not removing the covering; and
2. I have known the person for at least 12 months *OR* I have confirmed the person's identity using an identification document and the document I relied on was a *[Omit ID No.]*

Signature of witness: Signature of applicant:

* As the services of a qualified witness cannot be provided at lodgment, the declaration should be signed and witnessed prior to lodgment. # If made outside NSW, cross out the witness certification. If made in NSW, cross out the text which does not apply.

*** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.*

ALL HANDWRITING MUST BE IN BLOCK CAPITALS Page 2 of 32 1309

Annexure A to Lease

THIS IS ANNEXURE A REFERRED TO IN THE LEASE MADE BETWEEN **CARVET PTY LTD ACN 081 341 451** (AS LESSOR) AND **SOLAR JUICE PTY LTD ACN 139 534 026** (AS LESSEE)

Table of contents

REFERENCE SCHEDULE....4

1. DEFINITIONS AND INTERPRETATION....6
2. GRANT OF LEASE....8
3. LENGTH OF LEASE....9
4. EXCLUSION OF IMPLIED COVENANTS AND POWERS....9
5. RENT....9
6. RENT INCREASE....9
7. OPTION OF RENEWAL....10
8. NOT USED....10
9. HOLDING OVER....10
10. TERMINATION OR ABATEMENT ON DAMAGE....11
11. OUTGOINGS....12
12. LESSOR'S RIGHTS....13
13. USE OF THE PREMISES AND ASSIGNMENT....13
14. MAINTENANCE REPAIR AND ALTERATIONS....14
15. GENERAL LESSEE'S COVENANTS....16
16. GENERAL LESSOR'S COVENANTS....18
17. INSURANCE....19
18. INDEMNITIES AND RELEASE....20
19. QUIET ENJOYMENT, REMOVAL OF LESSEE'S FIXTURES AND HOLDING OVER21
20. DEFAULT, TERMINATION, ETC....22
21. LESSEE'S OBLIGATIONS AT THE END OF THE LEASE....23
22. MISCELLANEOUS....24
23. HEADLEASE AND/OR OTHER INTERESTS....26
24. AIR-CONDITIONING....26
25. BANK GUARANTEE....27
26. GST....27
27. LESSOR'S WORKS....28
28. INSTALLATION OF SOLAR PANELS....29

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DibbsBarker

Item 1 Land l/SP73334 ltem2 Premises Unit 1, 10 - 12 Forsyth Close, Wetherill Park ltem3 The Lessor Carvet Pty Ltd ACN 081 341 451 ltem4 The Lessee Solar Juice Pty Ltd ACN 139 534 026 Item5 Commencement of Lease 1 August 2018 Item 6 Termination of Lease 31 July 2021 Item 7 Option Term: 2 years Commencement of Option: 1 August 2021 Termination of Option: 31 July 2023 Rent Review: 1 August 2021 - Rent Review in accordance with clause 7.2(b) 1 August 2022 - CPI Adjustment Date in accordance with clause 6 ltem8 Rent $265,367.11 per annum+ GST Item 9 Permitted Use Any use pennitted by the Council ltemlO Public Risk $20,000,000 Item 11 .Name and Address of Guarantor Not applicable Item 12 Rent Review 1 August 2019 - CPI Adjustment Date in accordance with clause 6 1 August 2020 - CPI Adjustment Date in accordance with clause 6 Item 13 Bank Guarantee $153,477.50 Page 4 of 32 29906094 v2 National 26 06 17 Annexur e A t o Lease THIS IS THE REFERENCE SCHEDULE REFERRED TO IN THE LEASE MADE BETWEEN CARVET PTY LTD ACN 081 341 451 (AS LESSOR) AND SOLAR JUICE PTY LT D AC N 13 9 53 4 02 6 ( A S LESSEE ) REFERENC E SCHEDULE

Item 14 Notices To Lessor: Sloane Properties Suite 1801, Level 18 109 Pitt Street Sydney NSW 2000 and to: Carvet Pty Ltd 15 Warrangi Street Turramurra NSW 2074 To Lessee: Solar Juice Pty Ltd Unit 1 10 - 12 Forsyth Close Wetherill Park NSW 2164 Fax: not applicable Item 15 Lessee's Contribution to Outgoings Percentage 100% where the Outgoings relate solely to Lot 1 in Strata Plan 73334 67.34% where the Outgoings relate to the whole of Strata Plan 73334 Page 5 of 32 29906094 v2 National 26 06 17 Annexur e A t o Lease

Annexure A to Lease

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Lease, unless the contrary appears:

Bank Guarantee means an unconditional undertaking with no expiry date covering all of the Lessee's obligations under this Lease, by a bank licensed under the Banking Act 1959, to pay on demand the amount in Item 13.

Building means the buildings for the time being erected on the Land including such of the air-conditioning and other plant, equipment, fixtures and fittings therein as are from time to time owned by the Lessor.

Commencement of Lease Date means the date specified in Item 5 of the Reference Schedule.

Core Access Hours means 6.00am to 8.00pm daily, seven days per week.

Council means Fairfield Council.

CPI means the Consumer Price Index – All Groups for Sydney published by the Australian Bureau of Statistics or the index officially substituted for it.

CPI Adjustment Date means a date specified in Item 12 as a CPI Adjustment Date on which the Rent is reviewed in accordance with clause 6.

Current CPI means the CPI number for the quarter ending immediately before the relevant CPI Adjustment Date.

Guarantor means and includes the person or persons (if any) described in Item 11 of the Reference Schedule and his or their respective executors, administrators and assigns.

Land means the land described in Item 1 of the Reference Schedule.

Lease means this Lease including any Schedules and annexures hereto.

Lessee means the party described in Item 4 of the Reference Schedule and includes the Lessee's successors and permitted assigns or, being a person, his executors administrators and permitted assigns and where not repugnant to the context the servants and agents of the Lessee.

Lessee's Contribution to Outgoings means for an Outgoings Year the amount calculated by the following formula:

$$\frac{LC \times D \times O}{Y}$$

where:

LC = the percentage in Item 15 as varied under this Lease.

D = the number of days of the Term in that Outgoings Year.

O = the Outgoings for that Outgoings Year.

Y = the number of days in that Outgoings Year.

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Annexure A to Lease

Lessor means the party described in Item 3 of the Reference Schedule and includes the Lessor's successors and assigns or, being a person, his executors administrators and assigns and where not repugnant to the context the Lessor's servants and agents.

Manager means and includes the manager for the time being appointed by the Lessor and the employees and agents of such manager.

Outgoings means all amounts paid or payable by the Lessor for an Outgoings Year in connection with the operation, repair and maintenance of the Building (other than capital costs, depreciation and costs arising from works of a structural nature to the Building) being:

(a) rates and other charges imposed by any authority and levies and charges imposed under strata, community title or similar Act;

(b) land tax computed on the taxable value of the Land at the rate for the time being payable by the Lessor in respect of all land owned by the Lessor in the state or territory in which the Building is located, other taxes (except income or capital gains tax), levies, imposts, deductions, charges, withholdings and duties imposed by any authority;

(c) premiums for insurance the Lessor reasonably considers are appropriate (including for loss of rent);

(d) the cost of cleaning the Building and keeping it free of pests and refuse;

(e) the cost of indoor and outdoor gardening and landscaping;

(f) the cost of caretaking services, security and regulating traffic;

(g) the cost of management covered in full, building/supervision and administration all together capped at 3% of the aggregate of the Rent, Lessee's Contribution to Outgoings and all other monies payable by the Lessee under the Lease during the relevant Outgoings Year plus GST notwithstanding any other term of this Lease;

(h) the cost of supplying, maintaining and repairing (including replacing parts and components associated with repair) Services, including but not limited to air conditioning (excluding in relation to the air-conditioning costs of a capital nature, including but not limited to the compressor, fan motors and pumps);

(i) the cost of the supply of Services which are not separately metered to an occupier;

(j) the cost of maintaining fire equipment within the Building;

(k) the cost of repairs, redecoration and maintenance of the Building; and

(l) any other items reasonably regarded by the Lessor as outgoings to which the Lessee must contribute, the onus of establishing such reasonableness being upon the Lessor.

Outgoings Year means the 12 month period ending on 30 June in each year.

Permitted Use means the use set out in Item 9 of the Reference Schedule.

Premises means the Land and the Building which is known by the description in Item 2 of the Reference Schedule.

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Annexure A to Lease

Previous CPI means the CPI number for the quarter ending immediately before the date on which the rent was last reviewed before the relevant CPI Adjustment Date (or, if it has not been reviewed, the Commencement of Lease Date).

Reference Schedule means the reference schedule attached to this Lease.

Rent means the yearly amount in Item 8 as varied under this Lease.

Rent Day means the Commencement of Lease Date and thereafter for each month, the first day in each month.

Rules and Regulations means any rules and regulations for the Building as determined by the Lessor from time to time.

Services means the services to or of the Building provided by authorities or by the Lessor (including, but not limited to, water, sewerage, telephone, gas, electricity, air conditioning and lifts).

Schedule means the make good schedule annexed to this Lease.

Term means the period shown as the "Term" on the lease form beginning on the Commencement of Lease date specified in Item 5 and ending on the Termination of Lease date specified in Item 6.

Termination of Lease Date means the date specified in Item 6 of the Reference Schedule.

1.2 Interpretation

In the interpretation of this document, the following provisions apply unless the context otherwise requires:

(a) Words importing the singular number includes plural and the masculine gender the feminine or neuter and vice versa and words importing persons include corporations and vice versa.

(b) Any covenant or agreement on the part of two or more persons shall be deemed to bind them jointly and severally.

(c) Reference to a statute or ordinance includes all regulations under and amendments to that statute or ordinance whether by subsequent statute or otherwise and a statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

(d) Headings and any marginal notes have been inserted for guidance only and shall not be deemed to form any part of the context.

(e) Where under or pursuant to this Lease or anything done hereunder the day on or by which any act matter or thing is to be done is a Saturday or a Sunday or a public holiday in the State or place in which the Premises are situated such act matter or thing may be done on the next succeeding day which is not a Saturday Sunday or such a public holiday.

2. GRANT OF LEASE

The Lessor leases to the Lessee the Premises on the terms contained in this Lease.

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Annexure A to Lease

3. LENGTH OF LEASE

This Lease starts on the Commencement of Lease Date specified in Item 5 of the Reference Schedule and ends on the Termination of Lease Date specified in Item 6 of the Reference Schedule.

4. EXCLUSION OF IMPLIED COVENANTS AND POWERS

(a) The covenants, powers and provisions implied in every lease by virtue of Sections 84, 84A, 85 and 86 of the *Conveyancing Act* 1919 (NSW) shall not apply to or be implied in this Lease except insofar as the same or some part or parts thereof are included in the covenants hereinafter contained.

(b) In this Lease, words used in any of the forms of words in the first column of Part 2 or Schedule 4 of the *Conveyancing Act* 1919 (NSW) do not imply a covenant under section 86 of the *Conveyancing Act* 1919 (NSW).

5. RENT

(a) The Lessee must pay the Rent to the Lessor by equal monthly instalments in advance on each Rent Day by way of direct debit or as the Lessor otherwise directs.

(b) If an instalment is for a period of less than 1 month, that instalment is the Rent divided by 365 and multiplied by the number of days in that period.

6. RENT INCREASE

6.1 Annual Rent increases

(a) The Rent will increase annually in the manner specified in Item 12.

(b) If Item 12 specifies that the date is a CPI Adjustment Date, then the applicable new rent will be the greater of:

(i) the Rent payable immediately before the relevant review date multiplied by the Current CPI and divided by the Previous CPI; and

(ii) the Rent payable immediately before the relevant review date increased by 4%.

(c) If the Current CPI is not available, for the purpose of clause 6.1(b)(i), the Lessee must pay the existing Rent until the Current CPI is available.

(d) On the first Rent Day after the information is available to make the calculation in clause 6.1(b)(i), the Lessee must pay the difference between what the Lessee has paid on account of Rent and the Rent for the period from and including the relevant review date to but excluding that Rent Day.

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Annexure A to Lease

7. OPTION OF RENEWAL

7.1 Lessee's right to option to renew

(a) The Lessee only has the right to a renewed Lease if an option period is stated in Item 7 of the Reference Schedule. Even so, the Lessee does *not* have the right to the option term if any of the following applies:

(i) the Lessor has given the Lessee notice of a breach and the Lessee is still in breach when the Lessee gives the Lessor the option notice or when this Lease ends or is terminated; and

(ii) the Lessee has been in breach during the period of the Lease and the Lessor has frequently given the Lessee notice of breaches.

(b) To exercise the right, the Lessee must give the Lessor notice in writing between nine and six months before this Lease is due to end.

7.2 Terms applicable to option

The renewed lease will be for the period stated in Item 7 of the Reference Schedule. The renewed lease will be on the same conditions as this Lease. However:

(a) the new lease will commence on the day after this Lease ends;

(b) the Rent for the first year of the new lease will be the greater of:

(i) the Rent payable immediately before the expiry of this Lease increased by 4%; and

(ii) the Rent payable as at the last day of this Lease multiplied by X and divided by Y where:

'X' is the CPI number for the quarter ending immediately before the last day of this Lease

'Y' is the CPI number for the quarter ending immediately before the date on which the rent was last reviewed under this Lease;

(c) the new lease will not include any further option to renew, and Item 7 and this clause 7 will be deleted;

(d) the dates specified in Item 5, 6 and 12, will be those dates stated in Item 7 of the Reference Schedule; and

(e) the new lease will not contain clause 27 (except for the obligation in clause 27.3).

8. NOT USED

9. HOLDING OVER

9.1 Occupying the Premises after end of Lease period

(a) If the Lessee wants to continue to occupy and use the Premises beyond the period of the Lease without extending it or entering into a new Lease, the Lessee must get the Lessor's written permission. The Lessor may give

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Annexur e A t o Lease penmss 1 on subject to conditions . If the Lessor gives permission, the Lessee will continue to occupy and use the Premises on the following basis : DibbsBarker 29906094 v2 National 26 06 17 Page 11 of 32 ( iii ) ( iv ) (i) the Lessee will be a monthly Lessee; (ii) the Rent will increase to an amount which is 110% of the Rent in the last year of the term; the conditions in this Lease continue to apply with any necessary changes; and either party may tenninate the tenancy at any time by giving the other party one month's written notice. 10 . TERMINATIO N O R ABATEMEN T O N DAMAGE (a) If the whole or any part of the Building shall be destroyed or damaged by fire flood lightning storm tempest or other disabling cause so as to render the Premises during the Term substantially unfit for the use and occupation of the Lessee or so as to deprive the Lessee of substantial use of the same then : ( i ) nothing herein contained or implied shall be deemed to impose any obligation upon the Lessor to rebuild or reinstate or make fit for occupation the Premises ; upon the happening of any such damage or destruction as aforesaid all rent hereby reserved or a prop 01 tionate part thereof according to the nature and extent of the damage sustained shall abate until the Premises shall have been rebuilt or reinstated or made fit for the occupation and use of the Lessee provided that rent shall not abate in respect of any period when due to the act, neglect, default or omission of the Lessee or the Lessor does not receive the proceeds of loss of rents insurance the Lessee is required to effect in the name of the Lessor under this Lease ; and in the event of any dispute arising out of this clause the same shall be referred to arbitration under the provisions of the laws for the time being in force in the State of New South Wales . ( ii ) ( iii ) (b) Notwithstanding anything in this clause expressed or implied, rent shall not abate if the destruction or damage was caused or contributed to by the Lessee or its invitees . If the Premises are destroyed or damaged as set out in clause 10 ( a) the Lessor must give the Lessee a notice within 3 months after the damage occurs either : ( c) ( i ) ending this lease on a date not less than 30 days after the date the Lessor gives the notice; or stating that the Lessor intends to make the Premises fit for the Lessee's use and occupation. ( ii ) (d) If the Lessor does not make the Premises fit for the Lessee's use within a reasonable time after giving the Lessor's notice (having regard to the nature of the damage and the time expected to obtain all necessary

Annexure A to Lease

approvals and to commence and carry out the necessary works), the Lessee may give the Lessor a notice stating that the Lessee will end this lease if the Lessor does not proceed with reasonable expedition to make the Premises fit for occupation after the Lessee gives their notice. If the Lessor has not commenced works to make the Premises fit for occupation, or provided evidence to the Lessee regarding the commencement of the works required, within 3 months after the Lessee gives its notice the Lessee may terminate the lease by giving the Lessor at least 30 days written notice.

(e) The Lessee is not entitled to terminate this Lease under clause 10(c) if the damage or destruction was due to the act, neglect, default or omission of the Lessee or the Lessor is unable to recover from its insurer because of something the Lessee, or someone the Lessee is responsible for, did or failed to do.

11. OUTGOINGS

11.1 Lessee's Contribution

The Lessee must pay the Lessee's Contribution to Outgoings for each Outgoings Year.

11.2 Payments on account of Outgoings

(a) The Lessor must give the Lessee a notice stating Lessor's estimates of the Outgoings and the Lessee's Contribution to Outgoings, and reasonable details of how the estimates are calculated for each Outgoings Year.

(b) The Lessee must pay instalments in advance on each Rent Day on account of the Lessee's Contribution to Outgoings. Each instalment is the Lessor's estimate of the Lessee's Contribution to Outgoings in the relevant Outgoings Year divided by the number of Rent Days in that Outgoings Year.

(c) The Lessee need not pay instalments for the first Outgoings Year until the Lessor gives the Lessee a notice stating the Lessor's estimates of Outgoings and Lessee's Contribution to Outgoings for that Outgoings Year. Once such notice is given to the Lessee, the Lessee must commence paying instalments.

(d) In each Outgoings Year after the first, until the Lessor gives the Lessee a notice of Lessor's estimates for that Outgoings Year, the Lessee must pay on each Rent Day, on account of the Outgoings, an instalment equal to that payable on the previous Rent Day.

11.3 Notice of actual Outgoings

As soon as possible after the end of an Outgoings Year the Lessor must give the Lessee a notice giving reasonable details of the actual Outgoings.

11.4 Adjustments

On the next Rent Day after the Lessor gives the Lessee a notice of actual Outgoings, the Lessee must pay the Lessor (or the Lessor must credit the Lessee with) the difference between what the Lessee has paid on account of the Lessee's Contribution to Outgoings for the Outgoings Year to which the notice applies and what the notice says is payable.

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Annexur e A t o Lease 11. 5 Service s outsid e hours If, at the Lessee's request, the Lessor makes Services available to the Building or the Premises outside the Building's Core Access Hours then the Lessee must pay the Lessor's reasonable costs, charges and expenses of making the Services available within seven days after the Lessor asks the Lessee for payment . 12 . LESSOR' S RIGHTS DibbsBarker 29906094 v2 National 26 06 17 Page 13 of 32 ( a ) The Lessor and persons claiming through or authorised by it reserves the use of exterior walls the roof and the right to install maintain use repair alter and replace pipes ducts cables conduits and wires leading through the Premises and to pass and run water air electricity sewerage drainage gas and other services through such pipes ducts cables conduits and wires and to enter upon the Premises for such purpose . In exercising such rights the Lessor must not interfere with the Lessee in the Lessee's use and occupation of the Premises more than is reasonably necessary and must remove from the Premises any rubbish resulting from the exercise of such rights . (b) 13. US E O F TH E PREMISES AN D ASSIGNMENT 1. Permitte d Use (a) The Lessee will not use or permit to be used the Premises for any purpose other than set out in Item 9 of the Reference Schedule and will not permit or suffer the use of the same for any residential purpose whether temporary or pem 1 anent . For the avoidance of doubt, this Lease is not subject to any consent for the Lessee's use and all provisions of this Lease including payment of Rent will remain in force regardless of whether or not Council has approved the Lessee's use . (b) 2. N o Noxiou s Use The Lessee will not permit any noxious, immoral, noisome, offensive or illegal art, trade, business occupation or calling at any time during the Term·to be exercised, carried on, permitted or suffered in or upon the Premises and will not permit any act, matter or thing whatsoever at any time during the Term to be done in or upon the Premises which shall or may cause annoyance, nuisance, grievance, damage or disturbance to the occupiers or owners of adjoining or neighbouring lands or buildings . 3. Restriction s o n Assignmen t Sublettin g etc The Lessee will not during the continuance of this Lease assign transfer mortgage charge or otherwise deal with the Lessee's interest in the Premises or demise sublet or part with the possession of or grant any licence affecting the Premises or by any act or deed procure any of the foregoing . Any assignnient transfer subletting or licence shall be deemed not to be a breach of the foregoing provisions of this clause if prior thereto the Lessee either has not committed any default under this Lease or has committed a default under this Lease which has been remedied by the Lessee, or such default, if not remedied has been waived or excused and if prior thereto :

Annexure A to Lease

(a) the Lessee has proved to the reasonable satisfaction of the Lessor that the proposed assignee transferee sublessee or licensee (**Ingoing Lessee**) is a respectable responsible and solvent person capable of adequately performing the covenants on the part of the Lessee contained in this Lease;

(b) the Ingoing Lessee has entered into a covenant with the Lessor in the form required by the Lessor that he will duly perform and observe the covenants and agreements on the Lessee's part herein contained;

(c) the Ingoing Lessee has furnished the Lessor with such guarantee or guarantees of the performance of his obligations under this Lease as the Lessor shall reasonably require;

(d) the Lessee has entered into a deed in the form required by the Lessor under which the Lessee releases the Lessor from all claims against the Lessor in respect of, or in any way arising from, this Lease; and

(e) in the case of a sublease or licence the Lessee has established to the satisfaction of the Lessor that the Ingoing Lessee is obliged to pay a full market rental or licence fee.

13.4 Lessee's Business

The Lessee will at all times during the Term conduct the Lessee's business in the Premises in a proper, efficient and reputable manner.

14. MAINTENANCE REPAIR AND ALTERATIONS

14.1 To Keep in Repair

The Lessee will during the whole of the Term and otherwise so long as the Lessee may remain in possession or occupation when where and so often as need shall be maintain replace repair and keep the whole of the Premises in good and substantial repair order and condition (having regard to their condition at the commencement of the Lease) damage by explosion, earthquake, aircraft, riot, civil commotion, fire, flood, lightning, storm, tempest and reasonable wear and tear, act of God and war damage only excepted unless any insurance moneys are irrecoverable through the neglect default or misconduct of the Lessee. This covenant shall not impose on the Lessee any obligation in respect of any structural maintenance replacement or repair except when the same is rendered necessary by any act neglect default or omission on the part of the Lessee or by the Lessee's use or occupancy of the Premises.

14.2 To Paint, etc

The Lessee will in the last year of the Term paint, repaint, clean or otherwise appropriately treat in a proper and workmanlike manner such part of the Premises is usually so treated.

14.3 To Keep Clean

The Lessee will during the Term cause the Premises to be kept clean and free from dirt and rubbish and particularly shall store and keep all trade waste, trash and garbage in proper receptacles and arrange for the regular removal thereof from the Premises.

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Annexure A to Lease

14.4 To Maintain Lessee's Equipment

The Lessee will at all times during the Term keep and maintain clean and in Lessee's good and substantial repair working order and condition all machinery plant equipment fixtures fittings and furnishings of the Lessee (having regard to their condition at the commencement of the Lease) damage by explosion, earthquake, aircraft, riot, civil commotion, fire, flood, lightning, storm, tempest and reasonable wear and tear, act of God and war damage only excepted unless any insurance moneys are irrecoverable through the neglect default or misconduct of the Lessee.

14.5 Breakages

The Lessee will immediately make good any breakage defect or damage to the Building or to any adjoining premises or any facility or appurtenance thereof occasioned by want of care misuse or abuse on the part of the Lessee or its invitees or otherwise occasioned by any breach or default of the Lessee hereunder or under the Rules and Regulations.

14.6 Broken Glass, etc

The Lessee will immediately repair and replace all exterior windows with glass of the same or similar quality and all damaged or broken heating lighting electrical equipment and plumbing installed upon the Premises (having regard to their condition at the commencement of the Lease) damage by explosion, earthquake, aircraft, riot, civil commotion, fire, flood, lightning, storm, tempest and reasonable wear and tear, act of God and war damage only excepted unless any insurance moneys are irrecoverable through the neglect default or misconduct of the Lessee.

14.7 Lessor May Inspect

The Lessor may at all reasonable times upon giving to the Lessee reasonable notice (except in the case of emergency when no notice shall be required) enter upon the Premises and view the state of repair thereof and may serve upon the Lessee a notice in writing of any defect for the repair of which the Lessee may be responsible hereunder requiring the Lessee within a reasonable time to repair the same.

14.8 Lessor May Repair

The Lessor may at all reasonable times upon giving to the Lessee reasonable notice (except in the case of emergency when no notice shall be required) enter upon the Premises with workmen and others and all necessary materials for the purpose of complying with any request, requirement, notification or order of any authority having jurisdiction or authority over or in respect of the Premises for which the Lessee is not liable under its covenants herein contained or for carrying out such repairs renovations maintenance modifications extensions or alterations to the Premises or the Building deemed necessary or desirable by the Lessor provided always that in the exercise of any such power under this paragraph no undue inconvenience shall be caused to the Lessee.

14.9 Alterations and Additions

The Lessee will not nor will it permit any person to partition the Premises or make any alteration or addition to the structure or exterior of the Premises or any partitions therein or any additions or alterations thereto without the prior written consent of the Lessor such consent not to be unreasonably withheld and shall in the course of such partitioning, alterations or additions made with the consent of the

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Lessor observe and comply with all requirements of the Lessor and public authorities. Without prejudice to the foregoing provisions of this clause, the Lessee will when applying for the Lessor s approval to any alterations or additions to the Premises submit with the application drawings and specifications in respect thereof prepared by a qualified consultant or consultants approved by the Lessor. Work in respect of alterations or additions to the Premises approved by the Lessor shall only be carried out by contractors or qualified tradesmen reasonably approved by the Lessor and if required by the Lessor the Lessee shall on completion of such work hand to the Lessor a certificate by a consultant approved by the Lessor to the effect that such work has been carried out in accordance with the drawings and specifications relating thereto and in accordance with the requirements of all relevant public authorities.

15. GENERAL LESSEE'S COVENANTS

15.1 Signs and Advertising

The Lessee will not without the prior approval in writing of the Lessor erect display affix or exhibit on or to the exterior of the Premises or any part of the interior thereof any signs lights embellishments advertisements names or notices visible from outside the Premises PROVIDED HOWEVER that such approval shall not be unreasonably withheld in respect of any sign advertising the name and business of the Lessee where such sign has been approved by the necessary authorities.

15.2 Services

The Lessee will as and when the same become due for payment pay all accounts for the supply of all water gas electricity telephone and other services to or from the Premises. The Lessee will if so required by the Lessor in writing install separate meters for such services as are capable of being separately metered.

15.3 Telephone

The Lessee will not cancel or surrender any telephone service to the Premises without the prior written consent of the Lessor and upon the expiration or sooner determination of this Lease the Lessee shall if required by the Lessor transfer the said service to the Lessor.

15.4 Requirements of Public Authorities

The Lessee will forthwith comply with all statutes, ordinances, proclamations, orders and regulations present or future affecting or relating to the Premises or the use thereof or any machinery, plant, equipment, fixtures, fittings or furnishings therein, and with all requirements which may be made or notices or orders which may be given by any governmental, semi-governmental, city, municipal, health, licensing or any other authority having jurisdiction or authority in respect of the Premises or the use thereof or in respect of any machinery plant, equipment, fixtures fittings and furnishings therein PROVIDED ALWAYS that the Lessee shall be under no liability in respect of any structural alteration required by any such authority the necessity for which was not caused or contributed to by the Lessee's use or occupation of the Premises.

15.5 Floor Overloading

The Lessee will not do nor permit or suffer to be done up on the Premises anything in the nature of overloading any floor of the Building whereby the Building may be

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Annexur e A t o Lease strained or any walls or floors caused to sag or deflect from the right line or the Building may be otherwise damaged . 6. Us e o f Lavatorie s etc The Lessee will not use nor permit nor suffer to be used the lavatories toilets sinks and drainage and other plumbing facilities in the Premises for any purposes other than those for which they were constructed or provided and shall not deposit or pennit to be deposited therein any sweepings rubbish or other matter and any damage thereto caused by misuse shall be made good by the Lessee forthwith . 7. Pes t Control The Lessee will take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pests, birds and animals and in the event of failing so to do will if so required by the Lessor but at the cost of the Lessee employ from time to time or periodically pest exterminators approved by the Lessor . 8. Infectiou s Illness The Lessee will in the event of any infectious illness occurring in the Premises forthwith give notice thereof to the Lessor and to the proper public authorities and at the expense of the Lessee will thoroughly fumigate and disinfect the Premises to the satisfaction of the Lessor and such public authorities and otherwise comply with their reasonable and lawful requirements in regard to the same . 9. Notic e o f Defects The Lessee will give to the Lessor prompt notice in writing of any accident to or defect or want of repair in any services or fixtures fittings plant or equipment in the Premises and of any circumstances likely to be or to cause any danger risk or hazard to the Premises or to the Building or any person therein or thereon . 10. Lessee's Risks The Lessee agrees to occupy and use the Premises at the risk of the Lessee and hereby releases to the full extent permitted by law the Lessor and its contractors from all claims and demands of every kind resulting from any accident damage death or injury occurring therein except to the extent that the same is caused by negligence on the part of the Lessor or its contractors . 11. Rates and Taxes The Lessee will pay all (or in the first and last year of the currency of the Term hereof the appropriate proportionate part of all) rates taxes (including land tax but excluding any income tax payable by the Lessor on its income) and assessments whether municipal local government Parliamentary or otherwise which are at any time during the continuance of the Term charged upon the Premises or upon the Lessor or the Lessee on account thereof and all other moneys which the Lessor may be required to pay as registered proprietor of the Land or as owner of the Building otherwise than due to the negligence of the Lessor PROVIDED ALWAYS that the Lessor may in its discretion elect by notice in writing to the Lessee to pay any of the foregoing outgoings in which event the Lessee shall on demand reimburse the Lessor to the extent of any such payment . DibbsBarker 29906094 v2 National 26 06 17 Page 17 of 32

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16. GENERAL LESSOR'S COVENANTS

16.1 Maintenance

The Lessor shall keep, repair and maintain the structure of the Premises, in good order and condition and shall expeditiously in a proper and workmanlike manner at its cost carry out all necessary structural repairs and maintenance to the Premises except when the same is rendered necessary, or contributed to, by any act negligent default or omission on the part of the Lessee or by the Lessee's use or occupancy of the Premises.

16.2 Lessor's Specific Obligations

The Lessor shall take reasonable action to:

(a) prevent the entry of water into the Premises and to keep the Premises watertight and weatherproof; and

(b) keep and maintain all services to the Premises in good working condition and repair other than damage caused or contributed to by the Lessee.

16.3 Lessor's Obligations Relating to Facilities

(a) The Lessor will maintain throughout this Lease, maintenance and service contracts relating to all the Lessor's plant and equipment servicing the Premises including, without limitation, plant and equipment for heating, cooling and circulating air and other fire safety prevention equipment and any plant, machinery and equipment associated with such facilities.

(b) The Lessor will ensure that the facilities referred to in subclause 16.3(a) are regularly inspected, serviced and repaired by specialist consultants or contractors under service contracts and at intervals considered reasonably necessary or prudent by those specialists.

(c) The Lessor shall use its reasonable endeavours to ensure that these facilities are operating and are in working order and available for use during business hours.

(d) The Lessee agrees to occupy and use the Premises at the risk of the Lessee and hereby releases to the full extent permitted by law the Lessor and its contractors from all claims and demands of every kind resulting from any accident damage death or injury occurring therein except to the extent that the same is caused by negligence on the part of the Lessor or its contractors, agents or employees.

16.4 No compliance or upgrade requirements

If the Lessee elects to carry out any works at the Premises or lodge any Development Application relating to the Premises, then the parties agree that the Lessor will not be required to carry out any building upgrade works which are required as a result of the Lessee's works or as a condition of the Council's consent to the Development Application.

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Annexur e A t o Lease 17. INSURANCE 1. Plat e Glass The Lessee will insure and keep insured in such amount (not being less than the full insurable value) and against such risks as the Lessor may from time to time reasonably require all plate glass fonning part of the Premises . 2. Publi c Risk The Lessee will obtain and maintain a policy for public liability for an amount being not less than the amount set out in Item 10 of the Reference Schedule (as increased by the Lessor from time to time) . 3. Worker' s Compensation The Lessee will obtain and maintain all insurances as required under relevant worker's compensation legislation . 4. Policies Notwithstanding anything expressed or implied in this Lease, the following provisions apply to all policies of insurance required to be effected by the Lessee pursuant to its obligations under this Lease : DibbsBarker 29906094 v2 National 26 06 17 Page 19 of 32 ( a ) all policies are to be placed with an insurer acceptable to the Lessor (whose acceptance will not be unreasonably withheld) and shall be for such amounts and cover such risks and contain such conditions endorsements and exclusions as are reasonably acceptable to or reasonably required by the Lessor . No exclusions endorsements or alterations thereto are to be made unless first approved in writing by the Lessor ; all policies are to be taken out in the names of the Lessor and the Lessee for their respective rights and interests ; duplicate or certified copies of the policies and all renewal certificates and endorsement slips are to be lodged by the Lessee with the Lessor immediately upon receipt by the Lessee ; and all premiums in respect of all such policies and renewals of policies are to be paid punctually by the Lessee and the receipt for each premium in respect of each policy (or other proof of payment to the Lessor's satisfaction) is to be produced by the Lessee to the Lessor at least 14 days before the due date for renewal thereof . (b) ( c) ( d) 5. Heating The Lessee will not use or permit or suffer to be used any method of heating or lighting the Premises in contravention of any policy of insurance in respect of the Premises . 6. Insuranc e no t to b e Avoided The Lessee will not at any time during the Term do or suffer to be done or allowed any act matter or thing upon the Premises or bring or keep anything therein whereby any insurance relating to the Premises against damage by fire and other risks as aforesaid may be rendered void or voidable or whereby the rate of premium on such insurance shall be liable to be increased and that in case the Lessor shall approve in writing of any proposal of the Lessee to increase the risk of fire the Lessee will pay all additional premiums of insurance on the Premises (if

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any) required on account of the additional risk caused by the use to which the Premises are put by the Lessee with the consent aforesaid.

17.7 Fire Regulations

The Lessee will comply with insurance sprinkler and fire alarm regulations in respect of any partitions which may be erected by the Lessee upon the Premises and the Lessee will pay to the Lessor the cost of any alterations to the sprinkler and fire alarm installation which may become necessary by reason of the non-compliance by the Lessee with the said regulations or the requirements of the Insurance Council of Australia or the requirements of the insurer.

17.8 Reimbursement of Insurance Costs

The Lessee shall pay all (or in the first and last year of the currency of the Term hereof the appropriate proportionate part of all) insurance premiums payable by the Lessor for insurances effected by the Lessor in respect of:

(a) the Building and the fittings and fixtures of the Lessor therein in their full insurable reinstatement value against fire, flood, lightning, storm and tempest;

(b) public risk insurance; and

(c) the Building or the Lessor against such other risks as the Lessor may reasonably require including consequential loss without limiting its generality consequential loss shall include insurance against the non-payment of any moneys which the Lessee shall be or become liable to pay hereunder and against loss of rents and any other loss which the Lessor may suffer or incur as a result of any of the events referred to in clause 10 hereof for such period after the happening of any such events as the Lessor may require not being less than 12 months,

PROVIDED ALWAYS that the Lessor may in its discretion elect by notice in writing to the Lessee to pay any of the foregoing amounts in which event the Lessee shall on demand reimburse the Lessor to the extent of any such payment.

18. INDEMNITIES AND RELEASE

(a) The Lessee agrees to occupy and use and keep the Premises at the risk of the Lessee and hereby releases to the full extent permitted by law the Lessor and its contractors and employees from all claims and demands of every kind and from all liability which may arise in respect of any accident or damage to property or death of or injury to any person of whatsoever nature or kind in or near the Premises or the Building other than as may be caused by the negligence of the Lessor its contractors or employees and the Lessee agrees that the Lessor shall have no responsibility or liability for any loss of or damage to fixtures or personal property of the Lessee other than as may be caused by the negligence of the Lessor its contractors or employees.

(b) Without prejudice to the generality of clause 18(a) hereof, to the extent that moneys paid to the Lessor out of insurances effected by the Lessee do not fully indemnify the Lessor against the same and except where the same is caused by the negligence of the Lessor its contractors or employees, the Lessee will and does hereby indemnify the Lessor its contractors and employees from and against all actions, claims, demands, losses, damages,

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Annexur e A t o Lease costs and expenses incurred by the Lessor or for which the Lessor or its contractors or employees may become liable in respect of any damage to property or death of or injury to any person which may be suffered or sustained in, upon or near the Premises whether in the occupation of the Lessor or of the Lessee or of any other person . DibbsBarker 29906094 v2 National 26 06 17 Page 21 of 32 (c) Without limiting the generality of clauses (a) and (b), the Lessee will and does hereby indem 11 ify the Lessor from and against all actions, claims, demands, losses, damages, costs and expenses for which the Lessor may become liable in respect of or arising from : ( i ) the negligent or careless use, misuse, waste or abuse by the Lessee or any contractor, sub - contractor, licensee, invitee, client, customer or visitor of the Lessee or any other person claiming through or under the Lessee of the water, gas, electricity, lighting or other services and facilities of the Premises or arising from any faulty fitting or fixture of the Lessee ; ( ii ) overflow or leakage of water (including rain water) in or from the Premises but having origin within the Premises or caused or contributed to by any act or omission on the part of the Lessee or other persons as aforesaid ; ( iii ) loss, damage or injury from any cause whatsoever to property or person caused or contributed to by the use of the Premises by the Lessee or other persons as aforesaid ; and (iv) loss, damage or injury from any cause whatsoever to the Premises or to any property or person within or without the Premises occasioned or contributed to by any act, omission, neglect, breach or default of the Lessee or other persons as aforesaid . ( d) The Lessee further acknowledges and agrees that, for the purposes of the Occupational Health & Safety Act 2000 , the Lessee has control of the Premises and the Lessee releases and holds harmless the Lessor from all or any obligations under Occupational Health & Safety Act 2000 in respect of the Premises . 19. QUIE T ENJOYMENT , REMOVA L O F LESSEE' S FIXTURE S AN D HOLDIN G OVER 1. Quie t Enjoyment The Lessee paying the rent hereby reserved and duly and punctually observing and performing the covenants obligations and provisions in this Lease on the part of the Lessee to be observed and performed shall and may peaceably possess and enjoy the Premises during the Term without any interruption or disturbance from the Lessor or any other person or persons lawfully claiming by from or under the Lessor . 2. Remova l o f Lessee' s Fixtures The Lessee may at or prior to the determination of this Lease (and will if so required by the Lessor at or immediately following the expiration or sooner determination of the Term) take remove and carry away from the Premises all fixtures fittings plant equipment or other articles upon the Premises in the nature of trade or Lessees' fixtures brought upon the Premises by the Lessee with the consent of the Lessor together with any items referred to in clause 15 . 1 hereof but

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the Lessee shall in such removal do no damage to the Premises or shall forthwith make good any damage which the Lessee may occasion thereto.

19.3 Lessee's Fixtures not Removed

If the Lessee does not remove and carry away any of such fixtures, fittings, plant, equipment and other articles or items at or immediately following the determination of this Lease, the Lessor may at the expense of the Lessee remove and dispose of the same and any of such fixtures, fittings, plant, equipment and other articles or items not removed by the Lessee as aforesaid shall become the property of the Lessor.

20. DEFAULT, TERMINATION, ETC.

20.1 Re-entry or Surrender on Default

In the event that:

(a) any rent or any other moneys payable under this Lease shall remain unpaid for 14 days next after the date appointed for payment thereof (although no formal or legal demand shall have been made therefore); or

(b) the Lessee being a company, an order is made or a resolution is effectively passed for the winding up of the Lessee (other than for the purposes of amalgamation or reconstruction) or ceases or threatens to cease to carry on business; or

(c) the Lessee fails to perform or observe any one or more of the covenants or provisions on the part of the Lessee expressed or implied in this Lease unless the non-performance or non-observance has been waived or excused by the Lessor in writing,

THEN the Lessor may at any time thereafter, except where the Lessee has remedied any of the events in paragraph (a) and (c) immediately above before the exercise of the Lessor's rights as provided in this clause, but without prejudice to any claim which the Lessor may have against the Lessee in respect of any breach of the covenants and provisions in this Lease on the part of the Lessee to be observed or performed either re-enter into and repossess and enjoy the Premises as of its former estate (anything herein contained to the contrary notwithstanding) and thereupon this Lease shall absolutely determine, or call for an immediate surrender of the Lessee's estate and interest under this Lease and for the more effectual enforcement of this right the Lessee hereby irrevocably appoints the Lessor its true and lawful attorney to surrender or cause to be surrendered this Lease and to sign all notices deeds and documents for the purpose of such surrender in the name of the Lessee, and upon such surrender the Lessor shall be freed and discharged from any action suit claim or demand by or obligation to the Lessee under or by virtue of this Lease.

20.2 Acceptance of Rent

Demand or acceptance of rent by the Lessor after default by the Lessee under this Lease shall be without prejudice to the exercise by the Lessor of the powers conferred upon it by clause 20.1 hereof or any other right power or privilege of the Lessor under this Lease and shall not operate as an election by the Lessor either to exercise or not to exercise any of such rights powers or privileges.

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Annexure A t o Lease 20. 3 Lesso r May Remed y Lessee' s Defaults If the Lessee omits or neglects to pay any money or to do or effect anything which the Lessee has herein covenanted to pay do or effect then in each and every such occasion it shall be lawful for but not obligatory upon the Lessor and without prejudice to any rights or powers arising from such default to pay such money or to do or effect such thing by itself as if it were the Lessee and for that purpose the Lessor may enter upon the Premises and there remain for the purpose of doing or effecting any such thing and without prejudice to the rights powers and remedies the Lessor otherwise under this Lease the Lessee will pay to the Lessor interest at the rate of 13 % per annum on any moneys due by the Lessee to the Lessor on any account whatsoever pursuant to this Lease but unpaid for 14 days such interest to be computed from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and be recoverable in like manner as rent in arrears . 21. LESSEE'S OBLIGATIONS AT THE END OF THE LEASE 1. Lesse e mus t vacate The Lessee must vacate the Premises by 6 . 00 pm on the day this Lease ends and leave the Premises in a condition satisfactory to the Lessor including (but not limited to) carrying out the works outlined in the Schedule . 2. Lesse e mus t remov e it s property DibbsBarker 29906094 v2 National 26 06 17 Page 23 of 32 (a) When this Lease ends, unless the Lessor otherwise agrees, the Lessee must make good the Premises to base building standard, and make good any resulting damage, including : (i) ( ii ) carrying out all the requirements set out in the Schedule ; removal of all of the Lessee's property and any other fixtures, fittings, equipment or articles from the Premises ; installing new carpet within the Premises to the satisfaction of the Lessor in its absolute discretion, using good quality carpet in a colour approved by the Lessor ; and painting the internal walls of the office to the satisfaction of the Lessor (in its absolute discretion) in a colour approved by the Lessor . ( iii ) (iv) (b) The Lessee must not remove the Lessee's property which: ( i ) the Lessor has stated (as a condition of giving approval to works) must not be removed; or ( ii ) is part of structural work done by the Lessee to the Premises (unless the Lessor gives the Lessee a notice requiring it to remove that part of the Lessee's property) . 21. 3 Lessee' s propert y no t removed (a) If the Lessor terminates this Lease by re - entry or by notice, within 7 days after the termination, the Lessor must give the Lessee a notice, stating when and how the Lessee's property is to be removed from the Premises and by whom .

Annexur e A t o Lease DibbsBarker 29906094 v2 National 26 06 17 Page 24 of 32 (b) The Lessor may treat the Lessee's property as abandoned and deal with it in any way the Lessor sees fit, at the Lessee's expense, if the Lessee does not remove the Lessee's property in accordance with clause 21 . 3 or a notice given under it within 14 days after the notice is given . The Lessee's property is at the Lessee's risk at all times . On the date the Lessee must vacate the Premises, the Lessee must give to the Lessor the keys, access cards and similar devices for the Building and the Premises held by the Lessee and any other person the Lessee has given them to . (c) ( d) 22. MISCELLANEOUS 1. Exclusio n warranties The Lessee acknowledges and declares that no promise representation of warranty or undertaking has been given by or on behalf of the Lessor in respect of the suitability of the Premises for any business to be carried on therein or to any air conditioning plant or other plant or elevators or to the fittings finish facilities and amenities of the Premises or as to other businesses to be carried on in the Building . 2. Whol e Agreement The covenants and provisions contained in this Lease expressly or by statutory implication cover and comprise the whole of the agreement between the parties hereto and it is expressly agreed and declared that no further or other covenants or provisions whether in respect of the Premises or otherwise shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise representation wan - anty or undertaking given or made by any party hereto to another on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived . 3. Governin g Law This Lease is governed by the law of New South Wales . 4. Join t and severa l liability If the Lessee is more than one person, each of them is liable individually under this Lease; and each of them is also liable jointly with any one or more of the others. 5. Lessor' s righ t to se t off The Lessor is entitled to set off any amount the Lessor must pay the Lessee under this Lease against any amount the Lessee must pay the Lessor under it. 6. N o righ t to se t of f b y Lessee The Lessee is not entitled to set off any amount the Lessor owes it whether under this Lease or not against any amount the Lessee owes the Lessor under this Lease. 7. Waiver No waiver by the Lessor of one breach of any covenant obligation or provision in this Lease contained or implied shall operate as a waiver of another breach of the same or of any other covenant obligation or provision in this Lease contained or implied .

Annexur e A t o Lease 8. Cos t o f Lease , etc The Lessee will pay the Lessor's legal costs and all duties, fees, charges and expenses of or incidental to the preparation, completion, stamping and registration of this Lease and any renewal hereof including mortgagee consent costs and any application for the consent of the Lessor hereunder and of or incidental to any and every breach or default by the Lessee hereunder and in or incidental to the exercise of any right power privilege authority or remedy of the Lessor under or by virtue of this Lease and the fees of all professional consultants properly incurred by the Lessor in consequence of or in connection with breach or default by the Lessee hereunder . The Lessor will promptly attend to registration of the Lease once procured in registrable form and will apply for and obtain any necessary mortgagee's consent to this Lease prior to such registration . 9. Lesse e no t to Caus e Ren t Reduction The Lessee will not without the written consent of the Lessor by any act to cause matter or deed or by any failure or omission impair reduce or diminish directly or indirectly the rent hereby reserved or impose or cause or reduction permit to be imposed on the Lessor any liability of the Lessee under or by virtue of this Lease even though entitled so to do whether by statute ordinance proclamation order regulation or moratorium (present or future) or otherwise . 10. Givin g notice s etc DibbsBarker 29906094 v2 National 26 06 17 Page 25 of 32 ( a ) A notice, consent, information or request that must or may be given or made to a party under this document is only given or made if it is signed by or on behalf of the party giving or making it and is : ( i ) delivered or posted to the party to whom it is directed at the address stated in Item 14 of the Reference Schedule. faxed to that party at the fax number stated in Item 14 of the Reference Schedule. ( ii ) (b) However, if a party gives another party three Business Days' written notice of a change of that, or a subsequent, address or fax number, a notice, consent, information or request is only given or made by that other party if it is delivered, posted or faxed to the latest address or to the latest fax number . 11. 'Fo r Sale ' and 'T o Let ' Notices The Lessee will at all reasonable times pennit the Lessor to exhibit to prospective Lessees or purchasers the Premises and will at all times within the 12 months immediately preceding the termination of this Lease allow the Lessor to affix and exhibit where the Lessor shall think fit at any time the usual 'For Sale' and the usual 'To be Let' notice and in each case with the name and address of the Lessor and/or its agent thereon and the Lessee will not remove any such notice without the written consent of the Lessor . 12. Consents In any case where pursuant to this Lease the doing or execution of any act matter or thing by the Lessee is dependent upon the consent or approval of the Lessor such consent or approval may be given conditionally or unconditionally or withheld by the Lessor in its absolute discretion unless otherwise herein provided .

Annexur e A t o Lease 13. Easements , etc The Lessor shall be entitled for the purpose of the provisions of public or private access to and egress from the Premises, or support of structures hereafter erected on or from adjoining lands or of services (including water, drainage, gas and electricity supply and telephonic and electronic communication services) to grant easements or enter into any arrangement or agreement with any of the owners, lessees, or occupiers or others interested in any land adjacent or near to the Premises or with any public authority as the Lessor thinks fit and it may likewise for such aforesaid purpose dedicate land or transfer grant or create any easement privilege or other right in favour of such parties or in favour of any such adjoining or neighbouring land or any public authority over or affecting the Premises and this Lease shall be deemed to be subject to any such agreement right easement or privilege . Notwithstanding the reservation contained in this clause, the Lessor in the exercise of the rights herein conferred shall not dedicate land or transfer, grant or create any easement privilege or other right to any other person which shall substantially and permanently derogate from the enjoyment of rights conferred on the Lessee by This Lease . 14. Suppl y Failure The Lessor will not be under any liability for any loss injury or damage sustained by the Lessee or any other person at any time as a result of or arising in any way out of the failure of the electricity or water supply or any other services or facilities provided by the Lessor or enjoyed by the Lessee in conjunction with the Premises . 15. Lessee' s Obligations Whenever the Lessee is obliged or required hereunder to do or effect any act matter or thing then the doing of such act matter or thing shall, unless this Lease otherwise provides, be at the sole risk and expense of the Lessee . 16. Moratorium Unless application is mandatory by law no statute ordinance proclamation order regulation or moratorium present or future shall apply to this Lease so as to abrogate extinguish impair diminish fetter delay or otherwise prejudicially affect any rights powers remedies or discretions given or accruing to the Lessor . 23. HEADLEAS E AND/O R OTHER INTERESTS The Lessee will at all times during the Term permit the Lessor and any person after the commencement of this Lease having any estate or interest in the Premises superior to or concurrent with the Lessor to exercise the Lessor's powers to enter and view the Premises and to carry out repairs renovations maintenance and other work thereon and otherwise to exercise or perform their lawful rights or obligations in regard thereto . 24. AIR - CONDITIONING Where any plant, machinery or equipment for heating, cooling or circulating air (all of which are herein included in the expression 'air - conditioning plant') are provided or installed in the Premises by the Lessor : DibbsBarker 29906094 v2 National 26 06 17 Page 26 of 32

Annexure A t o Lease (a) Non - Interference by Lessee: The Lessee will at all times comply with and observe the reasonable requirements of the Lessor in regard to the air - conditioning plant and will not do or pennit to be done anything in relation to the same or otherwise which might interfere with or impair the efficient operation of the air - conditioning plant . (b) Failure: If the air - conditioning plant fails to function for any reason the Lessee shall not by reason of such failure be entitled to determine this Lease nor shall the Lessee have any right of action or claim for compensation or damages against the Lessor in respect thereof . (c) Maintenance: The Lessee shall allow the Lessor and the Manager and the Lessor's engineers or mechanics to enter the Premises at any time to examine give maintenance attention to and to repair as well as to install or replace all or any of the air - conditioning plant . 25. BAN K GUARANTEE (a) If there is an amount in Item 13, this clause applies. DibbsBarker 29906094 v2 National 26 06 17 Page 27 of 32 (b) On or before the Commencement of Lease Date, the Lessee must deliver the Bank Guarantee to the Lessor . If the Lessee does not comply with any of the Lessee's obligations under this Lease, or if the Lessor suffers damages because the Lessor ca 1111 ot obtain possession of the Premises, a right of possession having accrued in favour of the Lessor under the terms of this Lease, the Lessor may make a demand on the Bank Guarantee without notice to the Lessee . If the Lessor makes a demand on the Bank Guarantee, or the Rent is increased, and the Lessor gives the Lessee a notice stating the amount required to reinstate the Bank Guarantee, no later than 7 days after the Lessor gives the notice the Lessee must deliver to the Lessor a replacement or additional Bank Guarantee so that the amount guaranteed is the amount in Item 13 . When this Lease ends, the Lessor may make a demand on the Bank Guarantee for outstanding amounts payable by the Lessee under this Lease and then, after the Lessee has vacated the Premises and has complied with the Lessee's obligations, the Lessor must return the Bank Guarantee to the Lessee . The Lessee's obligations under clause 25 are essential terms of this Lease . (c) ( d) ( e) (f) 26. GST (a) Words and expressions used in this clause have the same meanings as those in the Act called A New Tax System (Goods and Services Tax) Act 1999. (b) Unless otherwise stated, the price payable by a party under this Lease for a supply represents the value of the taxable supply for which the price is to be paid .

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(c) Subject to clause 26(d), if a party makes a taxable supply to the other party under this Lease the recipient of the taxable supply must pay (at the same time and in the same manner as the price is due to be paid) the amount of any GST payable in respect of the taxable supply.

(d) If a price is expressed to include GST, no additional GST shall be payable by a party in respect of the supply for which that price is provided.

(e) If this Lease requires the Lessee to reimburse the Lessor for an acquisition the Lessor makes, the amount required to be reimbursed shall be the amount paid or payable by the Lessor for the acquisition (exclusive of any GST payable in respect of the acquisition), plus any GST payable under clauses 26(c) and 26(d). The Lessee shall have reciprocal rights in respect of any acquisitions the Lessee makes and for which the Lessor is required under this Lease to reimburse to the Lessee.

(f) If a party is required under this Lease to pay the other party's costs or expenses for doing something, or to indemnify the other party in respect of anything, the party must also pay any GST payable on such costs, expenses or things.

(g) A party's right to payment under clauses 26(c) and 26(d) is subject to a valid tax invoice being delivered to the party liable to pay for the taxable supply.

27. LESSOR'S WORKS

27.1 Lessor's Works

The Lessor will within a reasonable time after the Lessee executes this Lease carry out the following works to the Premises in a proper and workmanlike manner and to the Lessor's specifications (**Lessor's Works**):

(a) replace carpet in the office area (to the Lessor's standard base building carpet specification);

(b) paint the internal office area (to the Lessor's standard base building paint specification);

(c) repair air-conditioning; and

(d) repair cracks in balcony area.

27.2 Carrying out of Lessor's Works

The Lessee must allow the Lessor, its project manager, contractors and agents reasonable access to the Premises for the carrying out of the Lessor's Works. The Lessee must comply with the directions of the Lessor, its project manager, contractors and agents in co-ordinating the Lessor's Works.

27.3 Lessee's acknowledgement

The Lessee acknowledges that, as set out in clause 21 and the Schedule, as part of the Lessee's make good obligations prior to the end of the Term it must:

(a) install new carpet within the Premises to the satisfaction of the Lessor in its absolute discretion, using good quality carpet in a colour approved by the Lessor; and

29906094 v2 National 26 06 17 Page 28 of 32 DibbsBarker

Annexur e A t o Lease DibbsBarker 29906094 v2 National 26 06 17 Page 29 of 32 (b) paint the internal walls of the office to the satisfaction of the Lessor (in its absolute discretion) in a colour approved by the Lessor. 27. 4 Omi t from leas e renewal This clause 27, apart from the Lessee's obligations in clause 27.3, will be omitted from any renewal of this Lease. 28. INSTALLATION OF SOLAR PANELS The Lessee may, at its cost, install solar panels over the 'office area' roof of the Premises (not the warehouse roof) (Solar Panels) on the following conditions: (a) all works to install, maintain and remove the Solar Panels must be: (i) approved by the Lessor in accordance with clause 14; (ii) (where required) approved by the Council; and ( iii ) carried out in a good and workmanlike manner, by qualified tradesmen, and generally in accordance with the requirements of clause 14 ; (b) the Lessee must: (i) ( ii ) remove the Solar Panels at, or prior to, the end of the Tenn; return the roof to its original condition prior to the installation of the Solar Panels; and ( iii ) provide a photographic condition report of the roof prior to installation of Solar Panels; and ( c) the Lessee will be responsible for maintaining the roof of the office area including all repairs and maintenance requirements for the Solar Panels.

Annexure A to Lease

We certify this dealing correct for the purposes of the Real Property Act, 1900.

EXECUTED by **Carvet Pty Ltd ACN 081 341 451** in accordance with the Company's Constitution by Dieter Siegfried Adamsas who declares that he is the Sole Director of the Company:)	
	Sole Director signature
	DIETER SIEGFRIED ADAMSAS
	Name

EXECUTED by **Solar Juice Pty Ltd ACN 139 534 026** in accordance with s127 of the Corporations Act 2001:)	
Director / secretary signature	Director signature
Name	A. BURGESS Name

29906094 v2 National 26 06 17 Page 30 of 32 DibbsBarker

Keys and locks Change the tenancy door lock cylinders back to the Building master key system or otherwise required by the Lessor, where applicable . Remove Lessee's kitchens, showers etc Remove all Lessee's kitchens, tearooms, and showers, including the disconnection of all plumbing fixtures and sealing of water and water pipes back to the plumbing duct . Provide plumbers certification on completion of the work . Remove Lessee's signs Remove all Lessee's (or any preceding Lessee of the Premises) signs and lettering, including cut - out lettering and distinctive markings from directory boards in the ground floor foyer and signage in the tenancy foyer . Remove Lessee's electrical installations Remove the Lessee's (or any preceding Lessee of the Premises) electrical installations, including all exposed and concealed wiring, conduits extending from Lessee's electrical meter, wall and floor mounted general purpose outlets, light fittings and light switches . All parts of the Premises set up for PABX use are to be dismantled and made good . Where the Lessee has installed its own electrical meters, the meters must be removed and the Premises re - metered to the original configuration . Remove Lessee's data installations Remove all data wiring back to the point of entry, and return all communications cupboards to their original condition . Remove Lessee's telephone installations Remove the Lessee's (or any preceding Lessee of the Premises) telephone installations, including exposed and concealed wiring, conduits, junction boxes, switch board and handsets back to the Lessor's telecommunication's block . Remove Lessee's security installations Remove all security systems including cabling and hardware back to the riser. Relocate Lessee's light fittings Relocate all Lessor's light fittings, install more lighting if required by the Lessor, and re - wire associated switches in accordance with good practice and statutory requirements to service an open plan floor layout . Replace missing diffusers Replace all missing or defective diffusers to light fittings, and remove all light diffusers installed by the Lessee . Replace defective tubes Replace all defective or missing fluorescent or other tubes and incandescent globes, including exit and emergency lights according to Australian Standards . Remove Lessee's air conditioning units and ductwork and re - locate air conditioning layout Remove all Lessee's installed air conditioning, exhaust units, ductwork and pipe work back to the connection point with the Lessor's equipment, including all wiring and associated equipment . Remove all redundant materials in the ceiling space . Return all supply air registers, return air grills and thermostats to an open floor plan . The Lessee must seal all penetrations . The Lessee must provide confirmation and test results from a recognised heating ventilation and air conditioning contractor that the system has been rebalanced to the base building specification for open plan layout to the leased space . Page 31 of 32 f 29906094 v2 National 26 06 17 I pag e 31 Schedule • Lessee's duties when the Lease is terminated or ends

Make good damage generally Make good all damage caused to the Premises as appropriate, and in particular to carpet skirtings, panels to air conditioning induction units, plaster surfaces, doors, acoustic ceiling tiles and ceiling grid . The Lessee must also remove all screws and nails driven into wall surfaces, and make good any damage caused to walls . Apply paint Painting or treating the walls and the Lessor's Property to the satisfaction of the Lessor (in its absolute discretion) in a colour approved by the Lessor and prepare and apply paint or any other specialist finishes of type, brand, colour and finish approved by the Lessor to all previously painted or finished surfaces, including skirtings, plaster wall and column surfaces . Apply varnish Apply two coats of satin finish varnish to all previously varnished timber surfaces. Floor Finishes and Carpets The Lessee must install new carpet within the Premises to the satisfaction of the Lessor in its absolute discretion, using good quality carpet in a colour approved by the Lessor, or (if the Lessor alternatively requires) where the original carpet or floor finish has been removed by the Lessee and a different floor finish installed, the Lessee must reinstate these area(s) back to the original floor finish, including stretching the carpet . Any false floors installed by the Lessee should be removed and the aooropriate floor finish reinstated . Clean Remove all rubbish and surplus materials after the completion of the works . Professionally clean the whole of Premises including the internal face of all window glazing must be thoroughly cleaned ; the carpet steam cleaned and the carpet pile lifted . Warehouse Wash all walls and floors, and repair all cracks and holes created by the Lessee's use of the Premises, using solutions approved by the Lessor . Any bolts and other penetrations must be core drilled (where relevant) and filled with an epoxy resin . Solar Panels on office roof Remove any Solar Panels installed pursuant to clause 28 , make good any damage caused by such removal and reinstate the roof area to the condition that it was 111 before any such Solar Panels were installed . Annexur e A t o Lease 29906094 v2 National 26 06 17 Page 32 of 32